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                                                                   EXHIBIT 23.1







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated January 31, 1997, relating to the consolidated financial statements of Capitol Bancorp Ltd. appearing in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Grand Rapids, Michigan
November 26, 1997